Exhibit 10.11

PLEDGE AND SECURITY AGREEMENT

dated as of January 31, 2014

among

J.A. COSMETICS HOLDINGS, INC.

AND THE OTHER PERSONS FROM

TIME TO TIME PARTY HERETO

as Grantors,

and

BANK OF MONTREAL,

as Administrative Agent

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (as amended, restated or supplemented from time to time, this “Agreement”) dated as of January 31, 2014, is made by each of the Grantors referred to below, in favor of BANK OF MONTREAL, in its capacity as Administrative Agent for each Lender Party (as defined in the Credit Agreement) (in such capacity, together with its successors and permitted assigns in such capacity, if any, the “Administrative Agent”).

RECITALS:

WHEREAS, J.A. Cosmetics Holdings, Inc., a Delaware corporation (“Holdings”), as the initial borrower (the “Initial Borrower”; each of the Initial Borrower, and each Domestic Subsidiary of Initial Borrower who hereafter becomes a “Borrower” thereunder pursuant to a Joinder Agreement, are referred to individually as a “Borrower” and collectively as the “Borrowers”), each Person that becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined therein), each a “Guarantor” and collectively with Holdings, the “Guarantors,” and together with the Borrowers and each other Person that executes a supplement hereto and becomes an “Additional Grantor” hereunder, each a “Grantor” and collectively, the “Grantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”) and Administrative Agent, Swing Line Lender (as defined therein) and L/C Issuer (as defined therein) are parties to that certain Credit Agreement, dated as of the date hereof (such agreement, as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain term loans and revolving loans, which revolving loans will include subfacilities for the issuance of letters of credit and swingline loans to the Borrowers (each a “Loan” and collectively, the “Loans”);

WHEREAS, it is a condition precedent to the Lenders making the Loans to the Borrowers pursuant to the Credit Agreement that each Grantor shall have executed and delivered to Administrative Agent a pledge to Administrative Agent, for the benefit of the Lender Parties, and the grant to Administrative Agent, for the benefit of the Lender Parties, of (a) a security interest in and Lien (as defined in the Credit Agreement) on the outstanding shares of Equity Interests (as defined in the Credit Agreement) and indebtedness from time to time owned by such Grantor of each Subsidiary now or hereafter existing and in which such Grantor has any interest at any time, and (b) a security interest in substantially all other personal property and fixtures of such Grantor, in each case, excluding the Excluded Assets;

WHEREAS, the Grantors are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, with credit needed from time to time by each Grantor often being provided through financing obtained by the other Grantors and the ability to obtain such financing being dependent on the successful operations of all of the Grantors as a whole; and

WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, such Grantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce Administrative Agent, the L/C Issuer, the Lenders and the other Lender Parties to make and maintain the Loans and to issue or participate in Letters of Credit and Swing Line Loans and to provide other financial accommodations to the Borrowers pursuant to the Credit Agreement, the Grantors hereby jointly and severally agree with Administrative Agent, for the benefit of the Lender Parties, as follows:

SECTION 1. Definitions.

(a) All capitalized terms used in this Agreement and the recitals hereto which are defined in the Credit Agreement or in Article 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

(b) The following terms shall have the respective meanings provided for in the UCC: “Accounts,” “Account Debtor,” “Cash Proceeds,” “Certificate of Title,” “Chattel Paper,” “Commercial Tort Claim,” “Commodity Account,” “Commodity Contracts,” “Deposit Account,” “Documents,” “Electronic Chattel Paper,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Rights,” “Noncash Proceeds,” “Payment Intangibles,” “Proceeds,” “Promissory Notes,” “Record,” “Securities Account,” “Security Entitlements,” “Software,” and “Supporting Obligations.”

(c) Reference is hereby made to Section 1.01 of the Credit Agreement, the terms of which are hereby incorporated by reference herein as if fully set forth herein.

(d) As used in this Agreement, the following terms shall have the respective meanings indicated below:

“Additional Collateral” has the meaning specified therefor in Section 4(a)(i) hereof.

“Copyrights” means any and all rights arising under applicable Law in (i) copyrights, whether or not published, (ii) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule II hereto, (iii) all renewals, extensions, restorations and reversions thereof, (iv) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, and (v) the right to sue for past, present, and future infringements thereof.

Excluded Assets: (a) any lease, license or agreement or any assets or property subject to such agreement, other than Inventory and Accounts, that would otherwise be included as Collateral but for the express terms of any permit, lease, license, contract or other agreement or instrument applicable to such asset or property, in each case, to the extent a grant to

Administrative Agent of a security interest in and to such asset or property or under which the grant to Administrative Agent of a security interest in and to such asset or property would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than a Grantor or Affiliate of a Grantor) or otherwise require consent thereunder (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided, however, that such assets or property shall constitute “Excluded Assets” only to the extent and for so long as such permit, lease, license, contract or other agreement or instrument applicable to such asset or property or applicable Law validly prohibits the creation of a Lien on such property or asset in favor of Administrative Agent and, upon the termination of such prohibition or circumstance (by written consent or in any other manner), such property shall cease to constitute “Excluded Assets”; (b) all governmental licenses, charters and authorizations that would otherwise be included as Collateral but for the express terms of applicable Law (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) that prohibits or restricts the grant to Administrative Agent of a security interest in and to such governmental license, charter or authorization; provided, however, that such governmental licenses, charters and authorizations shall constitute “Excluded Assets” only to the extent and for so long as such applicable Law validly prohibits the creation of a Lien on such governmental license, charter or authorization in favor of Administrative Agent and, upon the termination of such prohibition or circumstance (by written consent or in any other manner), such property shall cease to constitute “Excluded Assets”; (c) (i) Equity Interests of any first-tier Foreign Subsidiary, Excluded Domestic Holdco or Excluded Domestic Subsidiary in excess of 65% of the aggregate Equity Interests of such first-tier Foreign Subsidiary, Excluded Domestic Holdco or Excluded Domestic Subsidiary and (ii) Equity Interests of any other Foreign Subsidiary, Excluded Domestic Holdco or Excluded Domestic Subsidiary; (d) motor vehicles, airplanes and other assets, the perfection of which requires notation on a certificate of title or ownership; (e) Letterof-Credit rights (other than those that constitute Supporting Obligations) with a face value of less than $250,000 in the aggregate; (1) Commercial Tort Claims with a value of less than $1,500,000 in the aggregate; (g) interests in joint ventures and non-wholly-owned Subsidiaries which cannot be pledged without the consent of one or more Persons (other than the Grantors and their respective Affiliates) (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); (h) pledges and security interests prohibited or restricted by applicable Law (including any requirement to obtain the consent of any Governmental Authority or third party (other than a Grantor or Affiliate of a Grantor)) (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); (i) any “intent to use” Trademark applications for which a statement of use or amendment to allege use has not been filed to the extent that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent to use Trademark application under applicable federal Law (but only until such statement or amendment is filed and accepted); (j) any leasehold interests in real property and any fee owned real property with fair market value of less than $2,000,000; (k) any property that is subject to a purchase money Lien or a Capital

Lease permitted under the Credit Agreement if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits or requires the consent of any Person other than a Grantor which has not been obtained as a condition to the creation of any other Lien on such equipment, and if and when the prohibition which prevents the granting of a security interest in any such property is removed, terminated, or otherwise becomes unenforceable as a matter of law, the Administrative Agent will be deemed to have a security interest in such property, and the Collateral will be deemed to include such property; and (1) other assets to the extent Administrative Agent reasonably determines that the cost of obtaining such pledge or security interest or perfection thereof is excess in relation to the practical benefit to the Lenders thereof; provided, however, that Excluded Assets shall not include any Proceeds of property described in clauses (a) through (l) above (unless such Proceeds are also described in such clauses).

“Existing Issuer” has the meaning specified therefor in the definition of the term “Pledged Shares.”

“Intellectual Property” means any and all Patents, Copyrights and Trademarks.

“Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses or other use rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other use rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses).

“Patents” means patents and patent applications (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), including the patents and patent applications listed on Schedule III hereto, together with any and all (i) rights and privileges arising under applicable Law with respect to use of any patents, (ii) inventions and improvements described and claimed therein, (ii) continuations, divisionals, continuations-in-part, re-examinations, and reissue thereof and improvements thereon, (iii) income, fees, royalties, damages, claims and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, and (iv) the right to sue for past, present, and future infringements thereof.

“Pledged Debt” means the indebtedness described in Schedule IX hereto and all indebtedness from time to time owned or acquired by a Grantor, the promissory notes and other Instruments evidencing any or all of such indebtedness, and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Pledged Interests” means, collectively, (a) the Pledged Debt, (b) the Pledged Shares and (c) all Security Entitlements in any and all of the foregoing.

“Pledged Issuer” has the meaning specified therefor in the definition of the term “Pledged Shares.”

“Pledged Shares” means (a) the shares of Equity Interests described in Schedule X hereto, whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, issued by the Persons described in such Schedule X (the “Existing Issuers”), (b) the shares of Equity Interests at any time and from time to time acquired by a Grantor of any and all Persons now or hereafter existing (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the “Pledged Issuers” and each individually as a “Pledged Issuer”), whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, and (c) the certificates representing such shares of Equity Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed, in each case, in respect of or in exchange for any or all of such Equity Interests.

“Secured Obligations” has the meaning assigned to such term in Section 3 hereof.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks, brand names, domain names, logos, symbols, trade dress, assumed names, fictitious names and service mark applications, and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof) including the registrations and applications listed on Schedule IV hereto, together with (i) all extensions, modifications and renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, and (iv) the goodwill of the business symbolized by the foregoing or connected therewith.

SECTION 2. Grant of Security Interest. As collateral security for the payment and performance when due of all of the Secured Obligations, each Grantor hereby pledges and collaterally assigns to Administrative Agent, and grants to Administrative Agent, for the benefit of the Lender Parties, a continuing security interest in, the following personal property and Fixtures of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (all being collectively referred to herein as the “Collateral”):

(a) all Accounts;

(b) all Goods, including, without limitation, all Equipment (including rolling stock), Fixtures and Inventory;

(c) all Chattel Paper (whether tangible or electronic);

(d) the Commercial Tort Claims specified on Schedule VIII;

(e) all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of Administrative Agent or any Lender Party or any affiliate, representative, agent or correspondent of Administrative Agent or any Lender Party;

(f) all Documents;

(g) all General Intangibles (including, without limitation, all Payment Intangibles, Intellectual Property and Licenses and all goodwill of the business in connection therewith);

(h) all Instruments (including, without limitation, Promissory Notes);

(i) all Investment Property;

(j) all Letter-of-Credit Rights;

(k) all Pledged Interests;

(l) all Supporting Obligations;

(m) all other tangible and intangible personal property of such Grantor (whether or not subject to the UCC), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 2 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of such Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 hereof or are otherwise necessary or helpful in the collection or realization thereof; and

(n) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever such Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding anything herein to the contrary, (i) the term “Collateral” shall not include, and no Grantor is pledging, nor granting a security interest hereunder in, any Excluded Assets, (ii) the Debtors shall not be required to take any action intended to cause Excluded Assets to constitute Collateral and (iii) none of the covenants or representations and warranties herein or in any other Security Instrument shall be deemed to apply to any property constituting Excluded Assets.

SECTION 3. Security for Secured Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Secured Obligations”):

(a) the prompt payment by each Grantor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of (i) the Secured Obligations (as defined in the Credit Agreement), and (ii) in the case of a Guarantor, all amounts from time to time owing by such Grantor in respect of its guaranty made pursuant to Article XI of the Credit Agreement or under any other guaranty to which it is a party, in each case, with respect to such Loan Obligations; and

(b) the due performance when due by each Grantor of all of its other obligations from time to time existing in respect of the Loan Documents.

SECTION 4. Delivery of the Pledged Interests.

(a) 1. Subject to Section 4.01 of the Credit Agreement, all promissory notes having a face amount in excess of $1,500,000 evidencing the Pledged Debt and all certificates representing the Pledged Shares shall be delivered to Administrative Agent as of the Closing Date. All hereafter acquired promissory notes having a face amount in excess of $1,500,000, Instruments having a face amount in excess of $1,500,000 and certificates, in each case, constituting Pledged Interests (the “Additional Collateral”) shall be delivered to Administrative Agent promptly upon, but in any event within thirty (30) days (or such longer time as the Administrative Agent may permit in its discretion) of, receipt thereof by or on behalf of any of the Grantors. All such promissory notes, certificates and Instruments shall be held by or on behalf of Administrative Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance reasonably satisfactory to Administrative Agent. If any material Pledged Interests consist of uncertificated securities, at the Administrative Agent’s request, such Grantor shall cause each issuer of such securities to agree that it will comply with instructions originated by Administrative Agent with respect to such securities without further consent by such Grantor. If any Pledged Interests consist of Security Entitlements with a value in excess of $1,500,000, such Grantor shall transfer such Security Entitlements to Administrative Agent (or its custodian, nominee or other designee), or use commercially reasonable efforts to cause the applicable securities intermediary to agree that it will comply with entitlement orders by Administrative Agent without further consent by such Grantor; provided, that Administrative Agent agrees that it shall not issue such entitlement orders except in accordance with the terms of this Agreement.

2. Within thirty (30) days (or such longer time as the Administrative Agent may permit in its discretion) of the receipt by a Grantor of any Additional Collateral, a Pledge Amendment, duly executed by such Grantor, in substantially the form of Exhibit A hereto (a “Pledge Amendment”), shall be delivered to Administrative Agent, in respect of the Additional Collateral that must be pledged pursuant to this Agreement. The Pledge Amendment shall from and after delivery thereof constitute part of Schedules IX and X hereto. Each Grantor hereby authorizes Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all promissory notes, certificates or Instruments listed on any Pledge Amendment delivered to Administrative Agent shall for all purposes hereunder constitute Pledged Interests and such Grantor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Sections 5(h), (i), (j) and (l) hereof with respect to such Additional Collateral.

(b) If any Grantor shall receive, by virtue of such Grantor’s being or having been an owner of any Pledged Interests, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), certificated Investment Property, promissory note, other Instrument, such Grantor shall deliver such stock certificate, certificated Investment Property, promissory note or Instrument, as the case may be, to the Administrative Agent in accordance with the terms of this Agreement.

SECTION 5. Representations and Warranties. Each Grantor jointly and severally represents and warrants as follows:

(a) Schedule I hereto sets forth as of the Closing Date (i) the exact legal name of each Grantor, (ii) the state or jurisdiction of organization of each Grantor, (iii) the type of organization of each Grantor and (iv) the organizational identification number of each Grantor or states that no such organizational identification number exists.

(b) Reserved.

(c) All Equipment, Fixtures, Inventory and other Goods now existing (other than (i) Inventory or Equipment in transit, out for repair, in the possession of an employee of a Grantor in the Ordinary Course of Business (including laptops and cell phones) or, any other Inventory and Equipment having a value less than $500,000 in the aggregate) are located at the addresses specified therefor in Schedule V hereto. As of the Closing Date, each Grantor’s chief place of business and chief executive office, the place where such Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule V hereto. None of the Accounts is evidenced by Promissory Notes or other Instruments, except for those that have been delivered to Administrative Agent as required herein. Set forth in Schedule VI hereto is a complete and accurate list, as of the date of this Agreement, of each Deposit Account, Securities Account and Commodities Account of each Grantor, together with the name and address of each institution at which each such account is maintained, the account number for each such account and a description of the purpose of each such account. Set forth in Schedule I hereto is, as of the Closing Date, (i) a complete and correct list of each trade name used by each Grantor and (ii) the name of, and each trade name used by, each Person from which such Grantor has acquired any substantial part of the Collateral within five years prior to the date hereof.

(d) As of the Closing Date, (i) Schedule II is a complete and accurate list of all registered United States federal Copyrights owned by any Grantor and all applications for registration of United States federal Copyrights owned by any Grantor; (ii) Schedule III provides a complete and accurate list of all issued United States federal Patents owned by any Grantor and all applications for United States federal Patents owned by any Grantor; and (iv) Schedule IV provides a complete and correct list of all United States federal registered Trademarks owned by any Grantor and all applications for registration of United States federal Trademarks owned by any Grantor.

(e) (i) (A) To the knowledge of each Grantor, such Grantor owns, or holds licenses in, or otherwise possesses rights in, all Intellectual Property that is necessary to the operation of its business as currently conducted, or (B) each Grantor is the sole and exclusive owner of the Intellectual Property set forth on Schedules II, III and IV (free and clear of any Liens other than Permitted Liens).

(ii) As of the Closing Date, except for those claims which could not reasonably be expected to result in a Material Adverse Effect, no claims with respect to the Intellectual Property rights of any Grantor are pending or, to the knowledge of any Grantor, threatened against any Grantor or, to the knowledge of any Grantor, any other Person, (i) alleging that the use of such Intellectual Property as now used by any Grantor infringes on any Intellectual Property of any third party, (ii) against the use by any Grantor or any third party of any technology, know-how or computer software used in any Grantor’s business as currently conducted or (iii) challenging the ownership by any Grantor, or the validity or effectiveness, of any such Intellectual Property.

(f) Except for those claims which would not reasonably be expected to result in a Material Adverse Effect, (i) no Grantor is infringing on any Intellectual Property of any third party and (ii) none of the Intellectual Property rights of any Grantor infringes on any Intellectual Property of any third party.

(g) All U.S. federal registered Copyrights, registered Trademarks, and issued Patents that are owned by such Grantor and necessary to the conduct of its business are valid, subsisting and enforceable, except as could not reasonably be expected to have a Material Adverse Effect.

(h) The Existing Issuers set forth in Schedule X identified as a Subsidiary of a Grantor are each such Grantor’s only Subsidiaries existing on the date hereof. The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable (as applicable). Except as noted in Schedule X hereto, the Pledged Shares constitute 100% of the issued shares of Equity Interests of the Pledged Issuers as of the date hereof. All other shares of Equity Interests constituting Pledged Interests will be duly authorized and validly issued, fully paid and nonassessable (if applicable).

(i) Other than that which has been obtained, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for (i) the grant by any Grantor of the security interest purported to be created hereby in the Collateral or (ii) the perfection of the security interest purported to be created hereby in the Collateral, except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements described in Schedule VII hereto, (B) with respect to the perfection of the security interest created hereby in the United States federal Intellectual Property, for the recording of the appropriate Grant of a Security Interest, substantially in the form of Exhibit B hereto in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (C) with respect to any action that may be necessary to obtain control of Collateral constituting Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, the taking of such actions, and (D) Administrative Agent’s having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A), (B), (C), and (D), each a “Perfection Requirement” and collectively, the “Perfection Requirements”). Notwithstanding the foregoing or this Agreement or any other Loan Document to the contrary, in no event shall any Grantor be required to make any filings or take any other actions to record or perfect the Administrative Agent’s security interest in any Collateral outside the United States or to reimburse the Administrative Agent for any costs or expenses incurred in connection with making such filings or taking any other such action.

(j) This Agreement constitutes a legal, valid and binding obligation of such Grantor against such Grantor in accordance with its terms, except: The compliance with the Perfection Requirements will result in the perfection of the Administrative Agent’s security interests in the Collateral (to the extent perfection may be achieved by performing such Perfection Requirements). Such security interests are, or in the case of Collateral in which any Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject in priority only to the Permitted Liens.

(k) As of the date hereof, no Grantor holds any Commercial Tort Claims except for such claims described in Schedule VIII.

(l) As of the date hereof, with respect to each Grantor and its Subsidiaries that is a partnership or a limited liability company, no such Person has opted into (and no Grantor has caused any of its Subsidiaries that is a partnership or a limited liability company, and a Pledged Issuer to opt into) Article 8 of the Uniform Commercial Code.

SECTION 6. Covenants as to the Collateral. Until the Secured Obligations (whether or not due) are Paid in Full or any Lender shall have any Commitment under the Credit Agreement, unless Administrative Agent shall otherwise consent in writing:

(a) Further Assurances. Subject to the limitations set forth herein and in the other Loan Documents, each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or that Administrative Agent may reasonably request in order (i) to perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby; (ii) to enable Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Agreement, including, without limitation: (A) upon request by Administrative Agent, marking conspicuously all Chattel Paper or Instruments with a face value in excess of $1,500,000 and not previously delivered with a legend, in form and substance satisfactory to Administrative Agent, indicating that such Chattel Paper or Instrument is subject to the security interest created thereby, (B) if any Account shall be evidenced by a Promissory Note or other Instrument or Chattel Paper, with a value in excess of $1,500,000, delivering and pledging to Administrative Agent such Promissory Note, other Instrument or Chattel Paper, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Administrative Agent, (C) executing and filing (to the extent, if any, that such Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, (D) with respect to U.S. federal registrations or applications for registration of Intellectual Property owned by a Grantor hereafter existing and not covered by an appropriate security interest grant, executing and recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, appropriate instruments granting a security interest, as may be necessary or desirable or that Administrative Agent may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (E) delivering to Administrative Agent irrevocable proxies in respect of the Pledged Interests, (F) furnishing to Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Administrative Agent may reasonably request, all in reasonable detail, (G) if at any time after the date hereof, any Grantor acquires or holds any Commercial Tort Claim that exceeds $1,500,000 in the aggregate, promptly notifying Administrative Agent in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to Administrative Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance reasonably satisfactory to Administrative Agent, and (H) subject to the terms of this Agreement, taking all actions required by law in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

(b) Location of Equipment and Inventory. Each Grantor will keep the Equipment and Inventory (other than (1) Equipment and Inventory sold in the ordinary course of business, (2) Equipment or Inventory in transit or out for repair, (3) Equipment or Inventory in the possession of an employee of a Grantor in the Ordinary Course of Business (including laptops and cell phones) and (4) Equipment and Inventory with a value less than $500,000 in the aggregate), (i) at the locations specified in Schedule V hereto or, (ii) at such other locations as the Grantors may elect provided that with respect to clause (ii), Grantors shall deliver notice to Administrative Agent of such location accompanied by a revised Schedule V hereto within thirty (30) days (or such longer time as the Administrative Agent may permit in its discretion). If after the Closing Date any Grantor changes its chief place of business, chief executive office, the place where such Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper to a location not specified on Schedule V, then within thirty (30) days of such change (or such longer time as the Administrative Agent may permit in its discretion) such Grantor shall give notice to the Administrative Agent of such change accompanied, if requested by Administrative Agent, by an updated Schedule V reflecting such change.

(c) Provisions Concerning the Accounts. Each Grantor will, except as otherwise provided in this subsection (c), continue to collect, at its own expense, all amounts due or to become due under the Accounts. Administrative Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, in consultation with such Grantor (unless an Event of Default under Section 8.01(a), 8.01(b) (solely with respect to the failure to perform or comply with Section 7.12 of the Credit Agreement) or 8.01(f) of the Credit Agreement has occurred and is continuing), to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to Administrative Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Administrative Agent or its designated agent and, upon such notification and at the expense of such Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done (it being agreed and understood that any consultation with such Grantor is not a condition to Administrative Agent’s rights (and the exercise of such rights) hereunder and any failure by Administrative Agent to consult with such Grantor shall have no effect on Administrative Agent’s rights (and the exercise thereof) hereunder). After receipt by any Grantor of a notice from Administrative Agent that Administrative Agent has notified, intends to notify, or has enforced or intends to enforce a Grantor’s rights against the Account Debtors or obligors under any Accounts as referred to in the immediately preceding sentence, all amounts and proceeds (including Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of Administrative Agent hereunder, shall be segregated from other funds of such Grantor and shall be promptly paid over to Administrative Agent or its designated agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as specified in Section 9(c) hereof.

(d) Provisions Concerning the Pledged Interests. Each Grantor will, at the Grantors’ joint and several expense, (i) defend Administrative Agent’s right, title and security interest in and to the Pledged Interests against the claims of any Person; (ii) not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests that is materially adverse to the interests of the Lender Parties; and (iii) not vote the Pledged Interests the effect of which would impair the Collateral or be inconsistent with or result in any violation of any provision of any Loan Document.

(e) Intellectual Property.

1. Upon the reasonable request of Administrative Agent, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to Administrative Agent one or more copyright security agreements, trademark security agreements, or patent security agreements to further evidence Administrative Agent’s Lien on such Grantor’s U.S. federal Patents, Trademarks, or Copyrights.

2. Each Grantor shall have the duty, with respect to Intellectual Property that is necessary and material in the conduct of such Grantor’s business (as determined by such Grantor in its reasonable business judgment), to protect and enforce and defend at such Grantor’s expense the Intellectual Property owned by such Grantor, including (A) to enforce and defend, including, if appropriate, promptly suing for infringement, misappropriation or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute any trademark application or service mark application that is part of the Trademarks owned by a Grantor pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute any patent application that is part of the Patents owned by a Grantor pending as of the date hereof or hereafter until the termination of this Agreement, and (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s owned Trademarks, Patents, Copyrights, Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability. Each Grantor further agrees not to abandon any Intellectual Property or Intellectual Property License that is necessary and material in the conduct of such Grantor’s business (as determined by such Grantor in its reasonable business judgment). Each Grantor hereby agrees to take any steps that would be required by this Section 6(e)(2) with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes an owner.

3. Grantors acknowledge and agree that the Lender Parties shall have no duties with respect to any Intellectual Property or Licenses of any Grantor. Without limiting the generality of this Section 6(e)(iii), Grantors acknowledge and agree that no Lender Party shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Licenses against any other Person, but the Administrative Agent may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of Borrowers and shall be chargeable to the Loan Account in accordance with Section 10.4 of the Credit Agreement.

4. On each date on which a Compliance Certificate is required to be delivered pursuant to the Credit Agreement, each Grantor shall provide Administrative Agent with a written report of all new United States Copyrights, federal Patents or Trademarks that are registered or the subject of pending applications for registrations, that are owned by a Grantor and material to the conduct of such Grantor’s business, in each case, which were acquired, registered, or for which applications for registration were filed by any Grantor during the prior period. In the case of such registrations or applications therefor, which were acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property. In each of the foregoing cases, the applicable Grantor shall promptly cause to be prepared, executed, and delivered to Administrative Agent supplemental schedules to the applicable Loan Documents to identify such Copyrights, Patent and Trademark registrations and applications therefor.

5. No Grantor shall enter into any Intellectual Property License to receive any license or other use rights in any Intellectual Property of any other Person that are material to such Grantor’s business unless such Grantor has used commercially reasonable efforts to exclude from such License any provision that would prohibit the assignment of or grant of a security interest in such Intellectual Property License (and all rights of Grantor thereunder) to the Administrative Agent (and any transferees of Administrative Agent).

(f) Deposit, Commodities and Securities Accounts. After the date hereof, no Grantor shall maintain any new Deposit Account, Commodity Account or Securities Account unless the applicable Grantor has executed and delivered to Administrative Agent a Control Agreement with respect to such account within thirty (30) days (or such longer time as the Administrative Agent may permit in its discretion) of the opening of such account. The provisions of this Section 6(f) shall not apply to Excluded Accounts. Only upon the occurrence and during the continuance of an Event of Default, Administrative Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions party to a Control Agreement to send immediately to Administrative Agent or its designated agent by wire transfer (to such account as Administrative Agent shall specify, or in such other manner as Administrative Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by Administrative Agent or its designated agent shall (in the sole and absolute discretion of Administrative Agent) be held as additional Collateral for the Secured Obligations subject to the terms hereof.

(g) Reserved.

(h) Control. Each Grantor hereby agrees to take any reasonable action that is necessary or that Administrative Agent may reasonably request in order for Administrative Agent to obtain control in accordance with the UCC with respect to the following Collateral: (i) Deposit Accounts and Securities Accounts (excluding Excluded Accounts), (ii) Electronic Chattel Paper, (iii) Investment Property and (iv) Letter-of-Credit Rights in each case of clauses (ii) to (iv), to the extent the same has a value in excess of $250,000 in the aggregate for each such category. Each Grantor hereby acknowledges and agrees that any agent or designee of Administrative Agent shall be deemed to be a “secured party” with respect to the Collateral under the control of such agent or designee for all purposes.

(i) Organizational Changes. Except as otherwise expressly permitted by Section 7.04 or 7.05 of the Credit Agreement, no Grantor shall, without giving Administrative Agent notice within thirty (30) days of such action, change (A) its legal name, identity or organizational structure, (B) its jurisdiction of incorporation or organization as set forth in Schedule I hereto or (C) its chief executive office as set forth in Schedule V hereto.

(j) Partnership and Limited Liability Company Interest. Except with respect to partnership interests and membership interests evidenced by a certificate, which certificate has been pledged and delivered to Administrative Agent pursuant to Section 4 hereof, no Grantor that is a partnership or a limited liability company shall, nor shall any Grantor with any Subsidiary that is a Pledged Issuer and that is a partnership or a limited liability company, permit such partnership interests or membership interests to (i) be dealt in or traded on securities exchanges or in securities markets, (ii) become a security for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) become an investment company security within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (iv) be evidenced by a certificate, in each case, without giving the Administrative Agent five (5) days (or such longer time period as the Administrative Agent shall permit) written notice from the time thereof which, with respect to clause (iv), such certificate shall be delivered to Administrative Agent upon request of Administrative Agent. Notwithstanding anything in this Agreement to the contrary, with respect to any Grantor that is a partnership or limited liability company or any Grantor with any Subsidiary that is a Pledged Issuer and that is a partnership or a limited liability company, such Grantor or such Subsidiary, as applicable, if (i) the aggregate gross book value of all property and assets of such Grantor or Subsidiary, as applicable, exceeds fifteen percent (15%) of the aggregate gross book value of the total consolidated property and assets of the Loan Parties and their Subsidiaries or (ii) the aggregate gross revenue of such Grantor or Subsidiary, as applicable, exceeds fifteen percent (15%) of the consolidated aggregate gross revenue of the Loan Parties and their Subsidiaries, then, in each case, such Grantor or Subsidiary, as applicable, shall promptly after it exceeds either threshold set forth in the preceding clauses (i) or (ii), (x) amend its Organization Documents, in form and substance reasonably acceptable to Administrative Agent, to opt in to Article 8 of the Uniform Commercial Code, (y) cause its partnership interests or membership interests, as applicable, to be evidenced by a certificate and (z) deliver such certificate to Administrative Agent in accordance with Section 4 hereof.

SECTION 7. Voting Rights, Dividends, Etc. in Respect of the Pledged Interests.

(a) Except as otherwise set forth in Section 7(b) below:

1. each Grantor may exercise any and all voting and other consensual rights pertaining to any Pledged Interests for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement or the other Loan Documents; and

2. each of the Grantors may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Interests to the extent permitted by the Credit Agreement; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Interests, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Interests, together with any dividend, interest or other distribution or payment which in the case of each of clauses (A), (B), and (C) at the time of such payment was not permitted by the Credit Agreement, shall be, and shall promptly be delivered to Administrative Agent, to hold as, Pledged Interests and shall, if received by any of the Grantors, be received in trust for the benefit of Administrative Agent, shall be segregated from the other property or funds of the Grantors, and shall be promptly delivered to Administrative Agent in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by Administrative Agent as Pledged Interests and as further collateral security for the Secured Obligations; and

3. Administrative Agent will execute and deliver (or cause to be executed and delivered) to a Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(1) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(2) hereof.

(b) Upon the occurrence and during the continuance of an Event of Default:

1. at the election of Administrative Agent and upon written notice, all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(1) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(2) hereof unless otherwise explicitly permitted under the Credit Agreement, shall cease, and at the election of Administrative Agent, all such rights shall thereupon become vested in Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Interests such dividends, distributions and interest payments;

2. Administrative Agent is authorized to notify each debtor with respect to the Pledged Debt to make payment directly to Administrative Agent (or its designee) and may collect any and all moneys due or to become due to any Grantor in respect of the Pledged Debt, and each of the Grantors hereby authorizes each such debtor to make such payment directly to Administrative Agent (or its designee) without any duty of inquiry;

3. without limiting the generality of the foregoing, but subject to any notice requirement herein, Administrative Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by any Pledged Issuer of any right, privilege or option pertaining to any Pledged Interests, and, in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

4. all dividends, distributions, interest and other payments that are received by any of the Grantors contrary to the provisions of Section 7(b)(1) hereof shall be received in trust for the benefit of Administrative Agent, shall be segregated from other funds of the Grantors, and shall be promptly paid over to Administrative Agent as Pledged Interests in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by Administrative Agent as Pledged Interests and as further collateral security for the Secured Obligations.

5. if any Grantor shall receive, by virtue of such Grantor’s being or having been an owner of any Pledged Interests, any property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such Grantor shall receive such option, right, payment or distribution in trust for the benefit of Administrative Agent, shall segregate it from such Grantor’s other property and shall deliver it forthwith to Administrative Agent, in the exact form received, to be held by Administrative Agent as Pledged Interests and as further collateral security for the Secured Obligations.

SECTION 8. Additional Provisions Concerning the Collateral.

(a) Each Grantor hereby (i) authorizes Administrative Agent at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as Administrative Agent may determine, regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the UCC or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (ii) ratifies such authorization to the extent that Administrative Agent has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) Each Grantor hereby irrevocably appoints Administrative Agent as its attorney-in-fact and proxy, with full authority and power of substitution in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in Administrative Agent’s discretion during the continuance of an Event of Default, to take any action and to execute any instrument that Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of a Grantor under Section 7(a) hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to Administrative Agent pursuant to the Credit Agreement, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) or (ii) above, (iv) to receive, indorse and collect all Instruments made payable to such Grantor representing any dividend, interest payment or other distribution in respect of any Pledged Interests and to give full discharge for the same, (v) to file any claims or take any action or institute any proceedings which Administrative Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of Administrative Agent and the Lender Parties with respect to any Collateral, (vi) to execute assignments, licenses and other documents to enforce the rights of Administrative Agent and the Lender Parties with respect to any Collateral, (vii) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Administrative Agent in its discretion, and such payments made by Administrative Agent to become Obligations of such Grantor to Administrative Agent, due and payable in accordance with Section 10.4 of the Credit Agreement, (viii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts, Chattel Paper and other documents relating to the Collateral, and (ix) subject to any notice requirement herein, with respect to Pledged Interests, to exercise the voting (at meetings and by consent) and other rights set forth in Section 7 hereof or elsewhere herein (including rights of sale). THIS POWER AND PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL THE DATE ON WHICH ALL OF THE SECURED OBLIGATIONS HAVE BEEN PAID IN FULL (AS DEFINED IN THE CREDIT AGREEMENT) AFTER THE TERMINATION OF EACH LENDER’S COMMITMENT AND EACH OF THE LOAN DOCUMENTS. THIS POWER AND PROXY SHALL BE EFFECTIVE AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY INVESTMENT PROPERTY ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE INVESTMENT PROPERTY OR ANY OFFICER OR AGENT THEREOF). Each Grantor ratifies all actions taken by the Administrative Agent pursuant to this power and proxy granted. All prior proxies granted by any Grantor with respect to the subject matter hereof are hereby revoked.

(c) For the purpose of enabling Administrative Agent to exercise rights and remedies hereunder, at such time as Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby (i) grants to Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any Intellectual Property now or hereafter owned by any Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof; and (ii) assigns to Administrative Agent, to the extent assignable, all of its rights to any Intellectual Property now or hereafter licensed or used by any Grantor. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Credit Agreement that limit the right of a Grantor to dispose of its property and Section 6(e) hereof, so long as no Event of Default shall have occurred and be continuing, each Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business. Upon the date on which all of the Secured Obligations have been Paid in Full, after the termination of the Loan Documents, all of Administrative Agent’s right, title and interest in and to the Intellectual Property, and the Licenses shall be automatically released and reassigned to the Grantors, all without recourse, representation or warranty whatsoever and at the Grantors’ sole expense. The exercise of rights and remedies hereunder by Administrative Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by any Grantor in accordance with the second sentence of this clause (d). Each Grantor hereby releases Administrative Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by Administrative Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through Administrative Agent’s gross negligence, bad faith or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(d) If any Grantor fails to perform any agreement or obligation contained herein, Administrative Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or Administrative Agent, and the expenses of Administrative Agent incurred in connection therewith shall be jointly and severally payable by the Grantors pursuant to Section 10.04 of the Credit Agreement and shall be secured by the Collateral.

(e) The powers conferred on Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty (fiduciary or otherwise) upon it to exercise any such powers. Other than the exercise of reasonable care to assure the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral and shall be relieved of all responsibility for any Collateral in its possession upon surrendering it or tendering surrender of it to any of the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct). Administrative agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Administrative Agent accords its own property, it being understood that Administrative Agent shall not have responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Administrative Agent has or is deemed to have knowledge of such matters. Administrative agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Administrative Agent in good faith.

(f) Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise in respect of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) Administrative Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or otherwise in respect of the Collateral, nor shall Administrative Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(g) Administrative agent may at any time in its discretion so long as an Event of Default has occurred and is continuing (i) upon written notice to any Grantor, transfer or register in the name of Administrative Agent or any of its nominees any or all of the Pledged Interests, subject only to the revocable rights of such Grantor under Section 7(a) hereof, and (ii) exchange certificates or Instruments constituting Pledged Interests for certificates or Instruments of smaller or larger denominations.

SECTION 9. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) Administrative Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) subject to any notice requirement herein, take control of the Collateral, including, without limitation, transfer into Administrative Agent’s name or into the name of its nominee or nominees (to the extent Administrative Agent has not theretofore done so) and thereafter receive, for the benefit of Administrative Agent and the Lender Parties, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of Administrative Agent promptly, assemble all or part of the Collateral as directed by Administrative Agent and make it available to Administrative Agent at a place or places to be designated by Administrative Agent that is reasonably convenient to both parties, and Administrative Agent may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate Administrative Agent’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below or elsewhere herein and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Administrative Agent’s offices, at any exchange or broker’s board or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Administrative Agent may reasonably deem commercially reasonable and/or (B) lease, license or otherwise dispose of the Collateral or any part thereof upon such terms as Administrative Agent may reasonably deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) business days’ prior notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. Administrative Agent shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement prior to or at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives (to the extent permitted by applicable law), any claims against Administrative Agent and the Lender Parties arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree, and waives (to the extent permitted by applicable law) all rights that such Grantor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) hereof. Each Grantor hereby acknowledges that (i) any such sale of the Collateral by Administrative Agent shall be made without warranty, (ii) Administrative Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, (iii) Administrative Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness), if permitted by law, for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of Administrative Agent (on behalf of itself and the Lender Parties) and (iv) such actions set forth in clauses (i), (ii) and (iii) above shall not adversely affect the commercial reasonableness of any such sale of the Collateral. In addition to the foregoing, (i) upon written notice to any Grantor from Administrative Agent, each Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (ii) Administrative Agent may, at any time and from time to time, upon ten (10) days’ prior notice to any Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as Administrative Agent shall in its reasonable discretion determine; and (iii) Administrative Agent may, at any time, pursuant to the authority granted in Section 8 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of a Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b) Each Grantor recognizes that Administrative Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Interests and that Administrative Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Administrative Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Each Grantor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that Administrative Agent may, in such event, bid for the purchase of such securities.

(c) Any cash held by Administrative Agent (or its agent or designee) as Collateral and all cash Proceeds received by Administrative Agent (or its agent or designee) in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of Administrative Agent, be held by Administrative Agent (or its agent or designee) as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Administrative Agent pursuant to the Loan Documents) inwhole or in part by Administrative Agent against, all or any part of the Secured Obligations in such order as Administrative Agent shall elect, consistent with the provisions of the Credit Agreement. Any surplus of such cash or cash Proceeds held by Administrative Agent (or its agent or designee) and remaining after the date on which all of the Secured Obligations have been Paid in Full after the termination of each Lender’s Commitment and each of the Loan Documents, shall be paid over to whomsoever shall be lawfully entitled to receive the same (as reasonably determined by Administrative Agent) or as a court of competent jurisdiction shall direct.

(d) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which Administrative Agent and the Lender Parties are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by Administrative Agent to collect such deficiency in accordance with Section 10.04 of the Credit Agreement.

(e) Each Grantor hereby acknowledges that if Administrative Agent complies with any applicable requirements of law in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(f) Administrative agent shall not be required to marshal any present or future collateral security for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of Administrative Agent’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that any Grantor lawfully may, such Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Administrative Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 10. Notices, Etc. All notices and other communications provided for hereunder shall be given in accordance with the notice provision of the Credit Agreement.

SECTION 11. Security Interest Absolute; Joint and Several Obligations.

(a) All rights of the Lender Parties, all Liens and all obligations of each of the Grantors hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Credit Agreement or any other Loan Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to (other than defense of payment), or a discharge of, any of the Grantors in respect of the Secured Obligations. All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest during the term of this Agreement.

(b) Each Grantor hereby waives, to the extent permitted by applicable law, (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation by any of the Borrowers, (iii) except as explicitly required herein or in any other Loan Document, notice of any actions taken by the Administrative Agent, any other Lender Party, any Guarantor or any other Person under any Loan Document or any other agreement, document or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this subsection (b), might reasonably constitute grounds for relieving such Grantor of any such Grantor’s obligations hereunder and (v) any requirement that Administrative Agent or any other Lender Party protect, secure, perfect or insure any security interest or other lien on any property subject thereto or exhaust any right or take any action against any Grantor or any other Person or any Collateral.

(c) All of the obligations of the Grantors hereunder are joint and several. Administrative agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Grantors and shall not be required to proceed against all Grantors jointly or seek payment from the Grantors ratably. In addition, Administrative Agent may, in its sole and absolute discretion, select the Collateral of any one or more of the Grantors for sale or application to the Secured Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Grantors. The release or discharge of any Grantor by Administrative Agent shall not release or discharge any other Grantor from the obligations of such Person hereunder.

SECTION 12. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor affected thereby and Administrative Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender Parties provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lender Parties under any Loan Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Loan Document against such party or against any other Person, including but not limited to, any Grantor.

(c) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to paragraphs (d) and (e) below, until the date on which all of the Secured Obligations have been Paid in Full and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the UCC, and shall inure, together with all rights and remedies of the Lender Parties hereunder, to the benefit of the Lender Parties and their respective successors, transferees and permitted assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Administrative Agent may assign or otherwise transfer its respective rights and obligations under this Agreement and any other Loan Document to any other Person pursuant to the terms of the Credit Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Administrative Agent herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to Administrative Agent shall mean the permitted assignee of such Person. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred except as explicitly permitted under the Credit Agreement.

(d) Upon the date on which all of the Secured Obligations have been Paid in Full (i) subject to paragraph (e) below, this Agreement and the security interests, licenses and Liens created hereby shall automatically terminate and all rights to the Collateral shall revert to the Grantors and (ii) Administrative Agent will, upon the Grantors’ request and at the Grantors’ expense, without any representation, warranty or recourse whatsoever, (A) promptly return to the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct) such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination. In addition, upon the sale or other disposition of any Collateral to any Person (other than a Grantor) explicitly permitted under the terms of the Credit Agreement or to which the Required Lenders have otherwise consented, such Collateral shall be automatically released and, upon a sale or disposition of a Grantor, in each case, explicitly permitted under the Credit Agreement, such Grantor shall be automatically released from this Agreement and all obligations of such Grantor and all Liens over such Grantor’s Equity Interests and property of such Grantor will terminate and be automatically released, and the Administrative Agent, at the Grantor’s expense, shall execute and deliver such documents, instruments, notices and releases of its security interest in such Collateral and/or such Grantor as may be reasonably requested by such Grantor.

(e) Without limiting comparable provisions of the Credit Agreement, this Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law (or any settlement agreement), rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor, and each reference in this Agreement to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I-X attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-X, respectively, hereto, and Administrative Agent may attach such Schedules as supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.

(g) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(h) In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Loan Document and shall otherwise be subject to all of terms and conditions contained in Sections 10.14 and 10.15 of the Credit Agreement, mutatis mutandi.

(i) Each of the Grantors and the Administrative Agent irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding with respect to this Agreement any special, exemplary, punitive or consequential damages.

(j) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(k) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(l) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Grantor and Administrative Agent have caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTOR:

J.A. COSMETICS HOLDINGS, INC.

By:	/s/ Frank Pisani
Name:	Frank Pisani
Title:	Vice President

ADMINISTRATIVE AGENT:
BANK OF MONTREAL, as Administrative Agent

By:	/s/ Tara Cuprisin
Name:	Tara Cuprisin
Title:	Director

EXHIBIT A

PLEDGE AMENDMENT

This Pledge Amendment, dated              ,         , is delivered pursuant to Section 4 of the Security Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated January 31, 2014, as it may heretofore have been or hereafter may be amended, restated, supplemented, modified or otherwise changed from time to time (the “Security Agreement”) and that the promissory notes or shares listed on this Pledge Amendment are hereby pledged and assigned to Administrative Agent and become part of the Pledged Interests referred to in such Security Agreement and shall secure all of the Secured Obligations referred to in such Security Agreement.

Pledged Debt

Grantor	Name of Maker	Description	Principal Amount Outstanding as of

Pledged Shares

Grantor	Name of Pledged Issuer	Number Shares	Percentage of Outstanding Shares	Class	Certificate Number

[GRANTOR]

By:
Name:
Title:

BANK OF MONTREAL, as Administrative Agent

By:
Name:
Title:

Exhibit A-1

EXHIBIT B

GRANT OF A SECURITY INTEREST – [TRADEMARKS] (COPYRIGHTS] [PATENTS]

This [Trademark] [Copyright] [Patent] Security Agreement (this “[Trademarkl [Copyright][Patent] Security Agreement”) is made as of             , 20    , by                      (“Grantor”), in favor of BANK OF MONTREAL, in its capacity as Administrative Agent for itself and the other Lender Parties (together with its successors and permitted assigns in such capacity, “Grantee”).

WHEREAS, the Grantor [has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the attached Schedule A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the “Trademarks”)] [holds all right, title and interest in the letter patents, design patents and utility patents listed on the attached Schedule A, which patents are issued or applied for in the United States Patent and Trademark Office (the “Patents”)] [holds all right, title and interest in the copyrights listed on the attached Schedule A, which copyrights are registered in the United States Copyright Office (the “Copyrights”)];

WHEREAS, the Grantor has entered into a Pledge and Security Agreement, dated January 31, 2014 (as amended, restated, supplemented, modified or otherwise changed from time to time, the “Security Agreement”), in favor of Grantee; and

WHEREAS, pursuant to the Security Agreement, the Grantor has granted to the Grantee for the benefit of the Lender Parties (as defined in the Security Agreement), a continuing security interest in all right, title and interest of the Grantor in, to and under the [Trademarks, together with, among other things, the goodwill of the business symbolized by the Trademarks] [Patents] [Copyrights] and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations (as defined in the Security Agreement).

NOW, THEREFORE, as collateral security for the payment, performance and observance of all of the Secured Obligations, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor does hereby grant to the Grantee and grant to the Grantee for the benefit of the Lender Parties, a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations. Notwithstanding the foregoing, no grant of any Lien or security interest shall be deemed granted hereunder on or in any “intent to use” Trademark application for which a Statement of Use or Amendment to Allege Use, as applicable, has not been filed and accepted with the U.S. Patent and Trademark Office.

All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

Exhibit B-1

The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event that of any conflict between the terms of this [Trademark] [Copyright] [Patent] Agreement and the Security Agreement, the terms of the Security Agreement shall control.

This [Trademark] [Copyright] [Patent] Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

[Remainder of page intentionally left blank]

Exhibit B-2

IN WITNESS WHEREOF, the Grantor has caused this [Trademark] [Copyright] [Patent] Security Agreement to be duly executed by its officer thereunto duly authorized as of the date first set forth above.

[GRANTOR]

By:
Name:
Title:

Exhibit B-3

SCHEDULE A TO GRANT OF A SECURITY INTEREST

[Trademark Registrations and Applications]

[Patents and Patent Applications]

[Copyright Registrations and Applications]

EXHIBIT C

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

Bank of Montreal, as Administrative Agent

Ladies and Gentlemen:

Reference hereby is made to (i) the Credit Agreement, dated as of January 31, 2014 (such agreement, as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Credit Agreement”) by and among J.A. Cosmetics Holdings, Inc., a Delaware corporation (“Holdings”), as the initial borrower (the “Initial Borrower”; each of the Initial Borrower, and each Domestic Subsidiary of Initial Borrower who hereafter becomes a “Borrower” thereunder pursuant to a Joinder Agreement, are referred to individually as a “Borrower” and collectively as the “Borrowers”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”) and Bank of Montreal, as Administrative Agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”) and (ii) the Pledge and Security Agreement, dated as of January 31, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the Grantors from time to time party thereto in favor of Administrative Agent. Capitalized terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.

SECTION 1. Grant of Security. The undersigned hereby grants to Administrative Agent, for the ratable benefit of the Lender Parties, a security interest in, all of its right, title and interest in and to all of the Collateral (as defined in the Security Agreement) of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

SECTION 2. Security for Obligations. The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, each of this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to Administrative Agent or any Lender Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

Exhibit C-1

SECTION 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through XI to Schedules I through XI, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental Schedules include all of the information required to be scheduled to the Security Agreement.

SECTION 4. Representations and Warranties. As of the date hereof, the undersigned hereby makes each representation and warranty set forth in Section 5 of the Security Agreement (as supplemented by the attached supplemental Schedules) to the same extent as each other Grantor.

SECTION 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.

SECTION 6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7. Loan Document. In addition to and without limitation of any of the foregoing, this Security Agreement Supplement shall be deemed to be a Loan Document and shall otherwise be subject to all of terms and conditions contained in Sections 10.14 and 10.15 of the Credit Agreement, mutatis mutandi.

Very truly yours

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

Acknowledged and Agreed:

BANK OF MONTREAL, as Administrative Agent

By:
Name:
Title:

Exhibit C-2